AMERICAN GENERAL CORPORATION
             FORM 10-Q
For the Quarter Ended September 30, 1997




                                                                    Exhibit 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Nine Months Ended
                                                          September 30,
                                                         1997       1996
Consolidated operations:
  Income before income tax expense and net dividends
    on preferred securities ..........................  $  689     $  918
  Undistributed income of equity investee ............     (35)       (24)
  Fixed charges deducted from income
    Interest expense .................................     485        495
    Implicit interest in rents .......................      15         16
      Total fixed charges deducted from income .......     500        511
        Earnings available for fixed charges..........  $1,154     $1,405
  Fixed charges per above ............................  $  500     $  511
  Capitalized interest ...............................       5          9
      Total fixed charges ............................     505        520
      Dividends on preferred stock and securities ....     102         49
        Combined fixed charges and preferred
          stock dividends ............................  $  607     $  569
          Ratio of earnings to fixed charges .........    2.28       2.70
          Ratio of earnings to combined fixed charges
            and preferred stock dividends ............    1.90       2.47

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense and net dividends
      on preferred securities ........................  $  689     $  918
    Undistributed income of equity investee ..........     (35)       (24)
    Corporate fixed charges deducted from income -
      corporate interest expense .....................     136        135
      Earnings available for fixed charges ...........  $  790     $1,029
    Total corporate fixed charges per above ..........  $  136     $  135
    Capitalized interest related to real estate
      operations .....................................       5          8
      Total corporate fixed charges ..................     141        143
      Dividends on preferred stock and securities ....     102         49
        Combined corporate fixed charges and
          preferred stock dividends ..................  $  243     $  192
          Ratio of earnings to corporate fixed charges    5.61       7.21
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends ................................    3.26       5.38




                                                        Exhibit 12 (continued)

   AMERICAN GENERAL CORPORATION
             FORM 10-Q
For the Quarter Ended September 30, 1997

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                        Nine Months Ended
                                                          September 30,
                                                         1997       1996
American General Finance:
  Income before income tax expense ...................  $  148     $  160
  Fixed charges deducted from income
    Interest expense .................................     366        369
    Implicit interest in rents .......................       8          9
      Total fixed charges deducted from income .......     374        378
        Earnings available for fixed charges .........  $  522     $  538
          Ratio of earnings to fixed charges .........    1.39       1.42






































                                                        Exhibit 12 (continued)

   AMERICAN GENERAL CORPORATION
             FORM 10-Q
For the Quarter Ended September 30, 1997

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                          Quarter Ended
                                                          September 30,
                                                         1997       1996
Consolidated operations:
  Income before income tax expense and net
    dividends on preferred securities ................  $  384     $  334
  Undistributed income of equity investee ............     (12)        (9)
  Fixed charges deducted from income
    Interest expense .................................     159        164
    Implicit interest in rents .......................       5          5
      Total fixed charges deducted from income .......     164        169
        Earnings available for fixed charges..........  $  536     $  494
  Fixed charges per above ............................  $  164     $  169
  Capitalized interest ...............................       -          3
      Total fixed charges ............................     164        172
      Dividends on preferred stock and securities ....      37         17
        Combined fixed charges and preferred
          stock dividends ............................  $  201     $  189
          Ratio of earnings to fixed charges .........    3.27       2.86
          Ratio of earnings to combined fixed charges
            and preferred stock dividends ............    2.67       2.61

Consolidated operations, corporate fixed charges
  and preferred stock dividends only:
    Income before income tax expense and net
      dividends on preferred securities ..............  $  384     $  334
    Undistributed income of equity investee ..........     (12)        (9)
    Corporate fixed charges deducted from income -
      corporate interest expense .....................      49         46
      Earnings available for fixed charges ...........  $  421     $  371
    Total corporate fixed charges per above ..........  $   49     $   46
    Capitalized interest related to real estate
      operations .....................................       -          3
      Total corporate fixed charges ..................      49         49
      Dividends on preferred stock and securities ....      37         17
        Combined corporate fixed charges and
          preferred stock dividends ..................  $   86     $   66
          Ratio of earnings to corporate fixed charges    8.72       7.65
          Ratio of earnings to combined corporate
            fixed charges and preferred stock
            dividends ................................    4.95       5.67




                                                        Exhibit 12 (continued)

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)

   AMERICAN GENERAL CORPORATION
             FORM 10-Q
For the Quarter Ended September 30, 1997

                                ($ in millions)

                                                          Quarter Ended
                                                          September 30,
                                                         1997       1996
American General Finance:
  Income before income tax expense ...................  $   65     $   68
  Fixed charges deducted from income
    Interest expense .................................     117        122
    Implicit interest in rents .......................       3          3
      Total fixed charges deducted from income .......     120        125
        Earnings available for fixed charges .........  $  185     $  193
          Ratio of earnings to fixed charges .........    1.54       1.55